Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

North State Bancorp and subsidiary

Raleigh, North Carolina

We consent to the use of our report dated March 28, 2007 on the consolidated financial statements of North State Bancorp and subsidiary, included in the 2006 Annual Report on Form 10-KSB of North State Bancorp, incorporated by reference herein.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

July 17, 2007